                                                                    EXHIBIT 10.2

                  AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT


          This Amendment No. 1 (the "Amendment") is entered into by and among each of CD NOW, INC., a Pennsylvania corporation (including its successors and assigns, the "Company"), KEYSTONE VENTURE IV, L.P., a Pennsylvania limited partnership (including its successors and assigns, "Purchaser"), JASON AND MATTHEW OLIM (the "Controlling Persons"), GROTECH PARTNERS IV, L.P., a Maryland limited partnership (including its successors and assigns, "Grotech"), ABS EMPLOYEES' VENTURE FUND LIMITED PARTNERSHIP, a Maryland limited partnership (including its successors and assigns, "ABS") (Purchaser, Grotech and ABS collectively referred to hereinafter as the "Purchasers") with respect to that certain Stock Purchase Agreement dated as of July 15, 1997, among the Company, the Purchaser and the Controlling Persons (the "Stock Purchase Agreement"). Capitalized terms not otherwise defined herein shall have the respective meanings specified for such terms in the Stock Purchase Agreement.

                                    RECITAL

          In conjunction with the sale of the Series B Shares to Grotech and ABS, each of the Company, the Purchaser and the Controlling Persons desire to amend the Stock Purchase Agreement as set forth below and to acknowledge that Grotech and ABS are parties to the Stock Purchase Agreement, as amended hereby.

          NOW THEREFORE, in consideration of the foregoing and good and valuable consideration, and intending to be legally bound, each of the Purchasers, the Company and the Controlling Persons agree as follow:

          1. Section 4.15 of the Stock Purchase Agreement is hereby deleted and replaced in its entirety with the following new Section 4.15:

               SECTION 4.15 Investors' Rights Agreement.  The Company,
                            ---------------------------
     the Purchasers and each Securityholder (as defined in the Investors' Rights Agreement) shall have entered into the Investors' Rights Agreement in the form attached hereto as Exhibit C.

          2. Article 5 of the Stock Purchase Agreement is hereby amended by adding, immediately following Section 5.17, the following new Sections 5.18 and 5.19:

               SECTION 5.18 Grotech Warrant.  The Company shall have
                            ---------------
     issued to Grotech the Warrant in the form attached as Exhibit E hereto.

               SECTION 5.19 Certificate of Incorporation.  The Restated
                            ----------------------------
     Articles, as amended through August 4, 1997, pursuant to the Amendment in the form attached as Schedule 5.19 hereto, shall be in full force and effect without
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     further amendment or modification thereto, and Purchasers shall have received evidence of the filing thereof. The Restated Articles shall provide that the authorized number of the directors of the Company shall be eight (8), two (2) of whom shall only have the right to a one-half vote and six (6) of whom shall have the right to a whole vote for all matters to be voted upon by the directors. The Restated Articles shall further provide that all Subchapters of Article 25 of the Pennsylvania Business Corporation Law shall not be applicable to the Company.

          3. Section 5.12 and Section 6.8 of the Stock Purchase Agreement are hereby deleted and replaced in their entirety with the following new Sections
5.12 and 6.8 of the Stock Purchase Agreement.

               SECTION 5.12 No Adverse Change.  No Material Adverse Effect shall
                            -----------------
     have occurred since December 31, 1996, as determined by each Additional Purchaser. Each Additional Purchaser shall have received a Certificate from the President and the Chief Financial Officer or Controller of the Company dated the Subsequent Closing Date on which the Company is selling Series B Shares to such Additional Purchasers, to the effect of the foregoing sentence.

               SECTION 6.8 Prohibited Sales.  The Company covenants that except
                           ----------------
     as otherwise consented to in writing by the holder of the Series A Shares, which consent shall not be unreasonably withheld, (a) it shall only sell Series B Shares pursuant to the terms of this Agreement, as amended, the Investor Rights Agreement referred to above, and the other Transaction Documents, (b) it shall not extend to any purchaser of Series B Shares any rights or terms which are greater than or preferential to the rights and terms of the Series B Shares set forth in this Agreement, the Investor Rights Agreement, the Company's Restated Articles, as amended through August 4, 1997, and the other Transaction Documents, and (c) shall not enter into any contract or agreement with any purchaser of Series B Shares other than the Transaction Documents, which shall include the Warrant for Grotech.

          4. Section 6.1 of the Stock Purchase Agreement is hereby amended by adding the following subparagraph (d):

                       (d) The Company hereby covenants and agrees that it will deliver the reports described below to the current members of Board of Directors of the Company separately elected by the holders of a majority of the Series A Shares and a majority of the Series B Shares issued and outstanding at any time, or to such other person affiliated respectively with Purchaser and Grotech as each such member may designate by written notice to the Company:

               As soon as practical after the end of each month and in any event within thirty (30) days thereafter, a consolidated, unaudited balance sheet of the

                                      -2-
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     Company and its subsidiaries, if any, as at the end of such month and consolidated statements of income, expenses and cash flows of the Company and its subsidiaries, if any, for each month and for the current fiscal year of the Company to date, all subject to normal year-end audit adjustments, prepared in reasonable detail in accordance with generally accepted accounting principles consistently applied and certified by the principal financial or accounting officer of the Company, together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors.

          5. The parties to this Amendment acknowledge and agree that by execution of this Amendment, Grotech and ABS shall be parties to the Stock Purchase Agreement as amended hereby.

          6. All other provisions of the Stock Purchase Agreement shall not be affected by this Amendment and shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of August __, 1997.

ATTEST: [CORPORATE SEAL]                 CD NOW, INC.


By:                                      By: /s/ Jason Olim
   ------------------------                  Title:President
   Title:


WITNESS:


                                         /s/ Jason Olim
---------------------------              Jason Olim



WITNESS:


                                         /s/ Matthew Olim
---------------------------              Matthew Olim



KEYSTONE VENTURE IV, L.P.

By:  Keystone Venture IV Mgmt. Co., the G.P.
     of Keystone Venture IV, L.P.


By:  KVM IV MCGP, Inc., the G.P. of
     Keystone Venture IV Mgmt. Co.


By:  /s/ John R. Regan
     John R. Regan
     Vice President

                       [Signatures continue on next page]
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                   [Signatures continued from previous page]


GROTECH PARTNERS IV, L.P.

By: Grotech Capital Group IV, LLC, its
    General Partner



By: /s/ Patrick Kerins
    Patrick Kerins, Managing Director



ABS EMPLOYEES' VENTURE FUND
LIMITED PARTNERSHIP

By: Alex. Brown Investments, Inc., its
    General Partner



By: /s/ Mayo A. Shattuck, III
    Mayo A. Shattuck, III, President